Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211519

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 31, 2016)

$75,000,000

CARBO Ceramics Inc.

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, from time to time, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000.

Our common stock is listed on the New York Stock Exchange under the symbol “CRR.” The last reported sale price of our common stock on the New York Stock Exchange on July 27, 2016 was $11.92 per share.

Upon our delivery of a placement notice, if any, and subject to the terms and conditions of the sales agreement, Cowen may sell our common stock in negotiated transactions or by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, at market prices prevailing at the time of sale, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. Cowen will act as sales agent using its commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Cowen a commission equal to up to 3.0% of the gross proceeds from the sales of our common stock sold through Cowen pursuant to the terms of the sales agreement. In connection with the sale of common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement, the section entitled “Risk Factors” beginning on page 2 of the accompanying prospectus and the other information included in and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cowen and Company

July 28, 2016

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, (“SEC”), using a “shelf” registration process. This prospectus supplement contains specific information about us and the terms on which we are offering and selling our common stock. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement. Before you purchase shares of our common stock, you should carefully read this prospectus supplement, the accompanying prospectus and the registration statement, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

References in this prospectus supplement to the terms “we,” “us,” “our,” “the Company” or other similar terms mean CARBO Ceramics Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTICE REGARDING CERTAIN FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may include forward-looking statements which reflect the Company’s current views with respect to future events and financial performance. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, the words “believe”, “expect”, “anticipate”, “project”, “estimate”, “forecast”, “plan” or “intend” and similar expressions identify forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, each of which speaks only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors discussed below.

Our results of operations could be adversely affected if our business assumptions do not prove to be accurate or if adverse changes occur in our business environment, including but not limited to:

■	changes in overall economic conditions;

■	changes in the demand for, or price of, oil and natural gas;

■	changes in the cost of raw materials and natural gas used in manufacturing our products;

■	risks related to our ability to access needed cash and capital;

■	our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants;

■	our ability to manage distribution costs effectively;

■	changes in demand and prices charged for our products;

■	risks of increased competition;

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■	technological, manufacturing and product development risks;

■	our dependence on and loss of key customers and end users;

■	changes in foreign and domestic government regulations, including environmental restrictions on operations and regulation of hydraulic fracturing;

■	changes in foreign and domestic political and legislative risks;

■	risks of war and international and domestic terrorism;

■	risks associated with foreign operations and foreign currency exchange rates and controls; and

■	weather-related risks and other risks and uncertainties.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will automatically update and supersede the information included or incorporated by reference in this prospectus supplement. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus supplement. We incorporate by reference in this prospectus supplement the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

■	our annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 29, 2016;

■	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2016;

■	our quarterly reports on Form 10-Q filed on April 28, 2016 and July 28, 2016; and

■	our current reports on Form 8-K filed on March 18, 2016, April 8, 2016, April 20, 2016, April 28, 2016, May 18, 2016, May 20, 2016 and July 28, 2016.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of shares hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.

Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Each person, including any beneficial owner, to whom a prospectus supplement is delivered, may obtain a copy of any of the information that has been incorporated by reference in this prospectus supplement, without charge, by written or oral request directed to:

CARBO Ceramics Inc.

Attention: Investor Relations

575 North Dairy Ashford, Suite 300

Houston, Texas 77079

(281) 921-6400

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SUMMARY

This summary highlights key information described in greater detail elsewhere in this prospectus supplement and the accompanying prospectus or documents incorporated by reference in the prospectus. The summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, before making an investment decision.

CARBO Ceramics Inc. is an oilfield services technology company that generates revenue primarily through the sale of production enhancement products and services to the oil and natural gas industry. We were incorporated in 1987 in Delaware.

Our principal business consists of manufacturing and selling proppant products for use primarily in the hydraulic fracturing of oil and natural gas wells. These proppant products include ceramic, resin-coated proppants and raw frac sand. We also provide one of the industry’s most widely used hydraulic fracture simulation software, FracPro®, as well as hydraulic fracture design and consulting services. In addition, we provide a broad range of technologies for spill prevention, containment and countermeasures. During the year ended December 31, 2015, we generated approximately 71% of our revenues in the United States and 29% in international markets.

Most of our products and services help oil and natural gas producers increase production and recovery rates from their wells, thereby lowering overall finding and development costs. As a result, our business is dependent to a large extent on the level of drilling and hydraulic fracturing activity in the oil and natural gas industry worldwide. Gross margin for our ceramic proppant business is principally impacted by sales volume, product mix, sales price, distribution costs, manufacturing costs, including natural gas, and our production levels as a percentage of our capacity.

Our principal executive office is located at 575 North Dairy Ashford, Suite 300, Houston, Texas 77079 and our telephone number is (281) 921-6400.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Common Stock outstanding immediately prior to this offering	23,498,241 shares.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution” on page S-6.

Listing	Our common stock is currently traded on the NYSE under the symbol “CRR.”

Use of Proceeds	The net proceeds from the sale of our securities offered by this prospectus supplement will be used for general corporate purposes and working capital needs. As a result, unless otherwise indicated in a free writing prospectus, our management will have broad discretion to allocate the net proceeds of the offerings. Pending the application of the net proceeds, we intend to invest the net proceeds in bank deposits or investment-grade and interest-bearing securities subject to any investment policies our management may determine from time to time.

Risk Factors	Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and each subsequently filed quarterly report on Form 10-Q, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future. See “Where You Can Find More Information” in the accompanying prospectus. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected, which could cause the trading price of our securities to decline, and you could lose all or a part of your investment in our common stock.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and its use of the proceeds may not improve our financial condition or market value of our common stock.

Because we have not designated the amount of net proceeds received by us from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We currently anticipate that we will retain any earnings for the operation of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of our existing credit facility preclude and future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

The common stock is equity and therefore is subordinate to our indebtedness and preferred stock.

Shares of our common stock are equity interests in the Company and do not constitute indebtedness. As such, shares of our common stock will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on the Company, including in a liquidation of us. As of June 30, 2016, our long-term debt and other borrowings over one year, on a consolidated basis, totaled approximately $74,401,000. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock then outstanding. If we issue preferred stock in the future that have a preference over our common stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected. We are not restricted from issuing additional indebtedness or preferred stock, subject to any required approvals from our creditors.

USE OF PROCEEDS

The net proceeds from the sale of our securities offered by this prospectus supplement will be used for general corporate purposes and working capital needs. As a result, unless otherwise indicated in a free writing prospectus, our management will have broad discretion to allocate the net proceeds of the offerings. Pending the application of the net proceeds, we intend to invest the net proceeds in bank deposits or investment-grade and interest-bearing securities subject to any investment policies our management may determine from time to time.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $75,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on the New York Stock Exchange or any other trading market for our common stock, or sales to or through a market maker other than on an exchange. If authorized by us in writing, Cowen may also sell our shares of common stock by any other method permitted by law, including negotiated transactions, and Cowen may also purchase shares of our common stock as principal.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $50,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $120,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on the New York Stock Exchange on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “CRR.” The transfer agent of our common stock is Computershare Trust Company, N.A.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for Cowen and Company, LLC by Duane Morris LLP, Newark, New Jersey.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

CARBO Ceramics Inc.

$300,000,000

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Rights

Units

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $300,000,000:

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific terms of such securities in a supplement to this prospectus, including the specific plan of distribution for such sale of securities. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by an applicable prospectus supplement.

We may offer and sell the securities directly, through agents we select from time to time, or through underwriters or dealers, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “CRR”. The last reported sale price of our common stock on the New York Stock Exchange on May 19, 2016 was $11.22 per share.

Investing in our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” beginning on page 2 of this prospectus, the “Supplemental Risk Factors” section, if any, contained in the applicable prospectus supplement and the other information included in and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2016

ABOUT THIS PROSPECTUS

This prospectus is a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration statement, we may offer up to $300,000,000 in aggregate offering price of our securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading “Where You Can Find More Information” and “Incorporated of Certain Documents by Reference.”

We are responsible for the information contained or incorporated by reference into this prospectus and any prospectus supplement or related free-writing prospectus we may prepare or authorize to be delivered to you. We have not authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell, or soliciting offers to buy, the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to “we,” “us,” “our,” or “the Company” are to CARBO Ceramics Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may review the reports and other information we have filed without charge at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Our filings are also available to the public at the SEC’s web site at http://www.sec.gov. For further information on the operation of the public reference room, please call 1-800-SEC-0330.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede the Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 29, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2016;

•	our quarterly report on Form 10-Q filed on April 28, 2016; and

•	our current reports on Form 8-K filed on March 18, 2016, April 8, 2016, April 20, 2016, April 28, 2016, May 18, 2016 and May 20, 2016.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offerings under this prospectus and any prospectus supplement (including each such document filed by us prior to the effectiveness of the registration statement of which this prospectus forms a part).

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Each person, including any beneficial owner, to whom a prospectus is delivered, may obtain a copy of any of the information that has been incorporated by reference in this prospectus, without charge, by written or oral request directed to:

CARBO Ceramics Inc.

Attention: Investor Relations

575 North Dairy Ashford, Suite 300

Houston, Texas 77079

(281) 921-6400

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Form S-3 or any amendment to this Form S-3 may include forward-looking statements which reflect the Company’s current views with respect to future events and financial performance. The words “believe”, “expect”, “anticipate”, “project”, “estimate”, “forecast”, “plan” or “intend” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which speaks only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors discussed below.

Our results of operations could be adversely affected if our business assumptions do not prove to be accurate or if adverse changes occur in our business environment, including but not limited to:

•	changes in overall economic conditions;

•	changes in the demand for, or price of, oil and natural gas;

•	changes in the cost of raw materials and natural gas used in manufacturing our products;

•	risks related to our ability to access needed cash and capital;

•	our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants;

•	our ability to manage distribution costs effectively;

•	changes in demand and prices charged for our products;

•	risks of increased competition;

•	technological, manufacturing and product development risks;

•	our dependence on and loss of key customers and end users;

•	changes in foreign and domestic government regulations, including environmental restrictions on operations and regulation of hydraulic fracturing;

•	changes in foreign and domestic political and legislative risks;

•	risks of war and international and domestic terrorism;

•	risks associated with foreign operations and foreign currency exchange rates and controls; and

•	weather-related risks and other risks and uncertainties.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

CARBO Ceramics Inc. is an oilfield services technology company that generates revenue primarily through the sale of production enhancement products and services to the oil and natural gas industry. CARBO Ceramics Inc. was formed in 1987 to acquire the assets of Standard Oil Proppants Company, LP, a joint venture between two ceramics proppant manufacturers. Our principal business consists of manufacturing and selling proppant products for use primarily in the hydraulic fracturing of oil and natural gas wells. These proppant products include ceramic, resin-coated proppants and raw frac sand. We also provide the industry’s most widely used hydraulic fracture simulation software, FracPro®, as well as hydraulic fracture design and consulting services. In addition, we provide a broad range of technologies for spill prevention, containment and countermeasures.

Most of our products and services help oil and natural gas producers increase production and recovery rates from their wells, thereby lowering overall finding and development costs. As a result, our business is dependent to a large extent on the level of drilling and hydraulic fracturing activity in the oil and natural gas industry worldwide. Gross margin for our ceramic proppant business is principally impacted by sales volume, product mix, sales price, distribution costs, manufacturing costs, including natural gas, and our production levels as a percentage of our capacity.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and each subsequently filed quarterly report on Form 10-Q, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future. See “Where You Can Find More Information.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected, which could cause the trading price of our securities to decline, and you could lose all or a part of your investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, the net proceeds from the sale of our securities offered by this prospectus will be used for general corporate purposes and working capital needs. As a result, unless otherwise indicated in the prospectus supplement or free writing prospectus, our management will have broad discretion to allocate the net proceeds of the offerings. We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest the net proceeds in bank deposits or investment-grade and interest-bearing securities subject to any investment policies our management may determine from time to time.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis:

	Three-Months Ending March 31,	Year Ended December 31,
	2016	2015		2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	(a)	(b	)	107	199	248	621

(a)	Due to losses incurred in this period, earnings were $36.8 million short of covering fixed charges.
(b)	Due to losses incurred in this period, earnings were $165.7 million short of covering fixed charges.

DESCRIPTION OF OUR CAPITAL STOCK

General

The following summary of the terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation and second amended and restated by-laws, both of which are on file with the SEC as exhibits to previous filings, and the applicable provisions of the Delaware General Corporation Law. We refer in this section to our restated certificate of incorporation as our certificate of incorporation, and we refer to our second amended and restated by-laws as our by-laws.

Common Stock

Our authorized capital stock consists of 80,000,000 shares of our common stock, par value $0.01 per share and 5,000 shares our of our preferred stock, par value $0.01 per share. As of December 31, 2015, we had 23,280,696 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement. All of the terms of the preferred stock are, or will be, contained in our articles of incorporation and any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 5,000 shares of preferred stock, $0.01 par value, none of which are issued and outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is authorized to determine, and the applicable prospectus supplement will set forth, the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	the voting rights, if any;

•	any redemption or sinking fund provisions;

•	preferential rights to receive dividends, if any;

•	the preference rights to assets upon liquidation, if any;

•	the rights of conversion into common stock or other securities, if any; and

•	the terms of any other preferences, limitations or relative rights, if any, applicable.

The preferred stock, when issued, will be fully paid and nonassessable.

Delaware Anti-Takeover Law and Certain Charter and By-law Provisions

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Anti-Takeover Effects of Our Certificate of Incorporation and Our By-Laws

Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Advance Notice Procedures. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the by-laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities from time to time in one or more series. The debt securities will be our direct obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. A successor trustee may be appointed in accordance with the terms of the applicable indenture.

Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•	any conversion or exchange features;

•	if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;

•	if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	the denomination or denominations of debt securities;

•	whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the debt securities will be issued as original issue discount securities;

•	each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•	any other terms of the debt securities.

The indenture will be governed by and construed in accordance with the laws of the State of New York. Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued independently or together with any of the debt securities, preferred stock or common stock offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent (the “Warrant Agent”), all as further set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

Warrants to Purchase Debt Securities

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

•	the designation, principal amount and terms of debt securities that may be purchased upon exercise of a warrant, and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

Warrants to Purchase Capital Stock

The prospectus supplement relating to a particular issue of warrants to purchase preferred stock or common stock will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any preferred stock or common stock issued with the warrants will be separately transferable;

•	the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares of preferred stock or common stock may be purchased upon exercise;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

DESCRIPTION OF RIGHTS

The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption “Where You Can Find More Information.” The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each shareholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units that include senior or subordinated debt securities, common stock, preferred stock, rights, warrants or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

SELLING SECURITY HOLDERS

To the extent that this prospectus is used by any selling security holder to resell any senior or subordinated debt securities, preferred stock, common stock or other securities, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Securities Exchange Act of 1934 which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at prevailing market prices at the time of sale or at prices related to such prevailing prices;

•	at prices related to such prevailing market prices (including in “at-the-market” offerings in accordance with Rule 415(a)(4));

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

The securities may be sold:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses;

•	through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options; or

•	through other types of transactions.

At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents and any discounts, commissions or concessions allowed or reallowed or paid to brokers or dealers. If we utilize a dealer in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon by Cleary, Gottlieb, Steen & Hamilton LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$75,000,000

CARBO Ceramics Inc.

Common Stock

Prospectus Supplement

Cowen and Company

July 28, 2016